UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

SIERRA MONITOR CORPORATION

(Exact name of registrant as specified in its charter)

California	000-7441	95-2481914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1991 Tarob Court Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 262-6611
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 – Results of Operations and Financial Condition.

On October 30, 2008, Sierra Monitor Corporation issued a press release announcing results for the third quarter ended September 30, 2008.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information in this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

99.1

Text of press release issued by Sierra Monitor Corporation dated October 30, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2008	Sierra Monitor Corporation

/s/ Gordon R. Arnold
Gordon R. Arnold, President

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Text of press release issued by Sierra Monitor Corporation dated October 30, 2008.

Sierra Monitor Corporation Announces Financial Results

for the Third Quarter and Nine Months Ended

September 30, 2008

Third Quarter Sales Up 14% Year-Over-Year;

Shipped Single Largest Order for Gas and Fire Detection Devices

In Company History

Milpitas, California – October 30, 2008 – Sierra Monitor Corporation (OTC: SRMC.OB), a Cleantech focused company that delivers i nformation t echnology for e nvironment m easurement and c ontrol by developing specialized embedded   software that is deployed on proprietary hardware platforms ,  today announced financial results for the third quarter and nine months ended September 30, 2008.

Financial Highlights

•

Record third quarter sales of $3,832,000, an increase of 14% year-over-year

•

Third quarter income from operations of $284,000

•

Third quarter net income of $170,000

•

Achieved record third quarter cash flow from operations of $940,000

•

Record year-to-date sales of $10,400,000, an increase of 9% year-over-year

•

Net income of $0.02 per share for the third quarter and $0.03 per share for the nine months year-to-date

Business Highlights

•

Shipped an order valued at more than $750,000 for gas and fire detection devices for a large gas processing project in China

•

Achieved the first ProtoCessor BACnet Test Lab certification.  The certification assures machine to machine (M2M) communication compatibility in complex building automation applications

•

Expanded gas detection sales activities in the Middle East by opening an office in Dubai, UAE

Third Quarter and Year-to-Date 2008 Financial Results

Total sales for the quarter ended September 30, 2008 were $3,831,832, an increase of 14% from $3,368,102 reported for the same period of 2007.  For the nine months ended September 30, 2008, sales increased 9% to $10,435,056, compared to $9,610,988 for the same period of 2007.

Sierra Monitor posted GAAP net income of $169,680, or $0.02 per share (basic) and $0.01 per share (diluted), for the quarter ended September 30, 2008, compared to GAAP net income of $228,153, or $0.02 per share (basic and diluted), for the same period of 2007.  Sierra Monitor posted GAAP net income of $369,948, or $0.03 per share (basic and diluted), for the nine months ended September 30, 2008, compared to GAAP net income of $532,417, or $0.05 per share (basic and diluted), for the same period of 2007.

Sierra Monitor posted non-GAAP net income of $242,155, or $0.02 per share (basic and diluted), for the quarter ended September 30, 2008, compared to non-GAAP net income of $317,355, or $0.03 per share (basic and diluted), for the same period of 2007. Sierra Monitor posted non-GAAP net income of $637,671, or $0.06 per share (basic) and $0.05 (diluted), for the nine months ended September 30, 2008, compared to non-GAAP net income of $745,545, or $0.07 per share (basic) and $0.06 per share (diluted), for the same period of 2007.

 “I am pleased with our continued growth and profitability, especially in the current macroeconomic climate,” said Gordon Arnold, President and Chief Executive Officer.  “Our team continues to expand our market penetration in growth areas such as Cleantech, energy efficiency and industrial safety, and produced excellent increases in our third quarter of 2008 sales.  Although our expenses continue to increase as we grow our infrastructure and meet our compliance reporting obligations, our fundamental business structure remains sound.  We have a strong balance sheet and no debt,” he said.

Cash Position

Sierra Monitor had $1,458,324 in cash at September 30, 2008 and no debt.  Trade receivables at September 30, 2008 were $1,902,954.  The Company’s Days Sales Outstanding in Accounts Receivable (DSOs) was 47 days.

About Sierra Monitor Corporation

Sierra Monitor delivers information technology for environment measurement and control by developing specialized embedded software that is deployed on proprietary hardware platforms.  Embedded software enables data transfer between subsystems using protocol and physical medium translation.  Proprietary hardware platforms allow the Company to increase its value proposition while protecting intellectual property.

The Company’s vision is to capitalize on the expanding worldwide demand for Cleantech knowledge-based products and services that improve operational performance, productivity, efficiency and safety in building automation, industrial and military applications, while reducing demands on resources and energy consumption.

Sierra Monitor’s hardware platforms include original equipment modules for installation in customer devices and controllers, gateway boxes generally used by integrators for M2M protocol translation, and multi-component safety systems generally focused on gas and fire detection.

By providing an intelligent interface, the Company’s products enable various machines, devices, systems and people to reliably communicate useful information for the measurement and control of various environments including buildings, plants, and factories.  By delivering the data on various communications levels, including Ethernet, internet, LONworks, Profibus and others, the Company’s products make it possible for data to be accessed at more appropriate levels, such as network operations centers, control rooms or remote locations.

Sierra Monitor is an established supplier of safety and environmental instruments with more than 15,000 installations worldwide.

Sierra Monitor Investor Relations Contact:

Steve Polcyn

(925) 548 3516

investor_relations@sierramonitor.com

SIERRA MONITOR CORPORATION
Statements of Operations
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2007	2008	2007
Net sales	$3,831,832	$3,368,102	$10,435,056	$9,610,988
Cost of goods sold	1,659,692	1,311,712	4,326,116	3,869,853
Gross profit	2,172,140	2,056,390	6,108,940	5,741,135
Operating expenses
Research and development	485,446	524,668	1,452,992	1,553,708
Selling and marketing	880,050	693,801	2,516,384	2,031,697
General and administrative	522,600	450,041	1,499,854	1,257,341
	1,888,096	1,668,510	5,469,230	4,842,746
Income from operations	284,044	387,880	639,710	898,389
Interest expense	-	(5,276)	-	(8,679)
Income before income taxes	284,044	382,604	639,710	889,710

Income tax provision	114,364	154,451	269,762	357,293

Net income	$169,680	$228,153	$369,948	$532,417
Net income per share:
Basic	$0.02	$0.02	$0.03	$0.05
Diluted	$0.01	$0.02	$0.03	$0.05
Weighted-average number of shares used in per share computations:
Basic	11,423,212	11,075,192	11,291,199	11,055,192
Diluted	11,849,025	11,742,979	11,915,070	11,580,243

SIERRA MONITOR CORPORATION
Balance Sheet
September 30, 2008
(unaudited)

Assets
Current assets:
Cash	$1,458,324
Trade receivables, less allowance for doubtful accounts of
approximately $85,000	1,902,954
Inventories, net	2,018,114
Prepaid expenses	133,323
Income tax deposits	158,286
Deferred income taxes - current	286,743
Total current assets	5,957,744

Property and equipment, net	424,197
Deferred income taxes	981
Other assets	198,454

Total assets	$6,581,376

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$811,091
Accrued compensation expenses	608,188
Income taxes payable	68,708
Other current liabilities	217,683
Total current liabilities	1,705,670

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.001 par value; 20,000,000 shares authorized; 11,428,212 shares issued and outstanding	11,428
Additional paid-in capital	3,460,053
Retained earnings	1,404,225
Total shareholders’ equity	4,875,706

Total liabilities and shareholders’ equity	$6,581,376

NON-GAAP FINANCIAL MEASURES

The accompanying release dated October 30, 2008 contains non-GAAP financial measures. Table C reconciles the non-GAAP financial measures in that news release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating expenses, non-GAAP profit (loss) from operations and related non-GAAP profit (loss) as a percentage of revenue, non-GAAP net profit (loss) and basic and diluted non-GAAP net profit (loss) per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe that non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  Sierra Monitor believes that non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts that the company does not consider part of ongoing operating results when assessing overall company performance.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets

In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense

We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management’s knowledge.  We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses

We evaluate our inventories for excess or obsolescence on a quarterly basis.  Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand.  The quarterly analysis is used to adjust the provision for inventory losses.  We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Share-based Compensation Expense

Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options. While share-based compensation is an expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. For these reasons, we exclude share-based compensation expenses from our non-GAAP financial measures.  We compute weighted average dilutive shares using the methods required by SFAS 128 and SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

Interest Expense

We evaluate our operating results in a manner that focuses on what management believes to be our ongoing business operations.  Our non-GAAP financial measures exclude interest expense as it is not considered to be a part of operating expenses.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results.  We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter-to-quarter and year-to-year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor's financial results in conjunction with the corresponding GAAP measures. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Sierra Monitor Corporation
Reconciliation of Non-GAAP Financial Measures
to Most Directly comparable GAAP Financial Measures
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2007	2008	2007
GAAP Gross Profit	$2,172,140	$2,056,390	$6,108,940	$5,741,135
GAAP Operating Expenses	1,888,096	1,668,510	5,469,230	4,842,746
GAAP Income from Operations	284,044	387,880	639,710	898,389
Non GAAP Operating Expenses
Depreciation and amortization	70,518	54,856	188,773	127,276
Provision for bad debt expense	(25,307)	4,500	(1,625)	16,619
Stock based compensation expense	27,264	29,844	80,574	69,234
Non GAAP Income from operations	356,519	477,080	907,432	1,111,518
Interest expense	-	(5,276)	-	(8,679)
Non GAAP Income before income taxes	356,519	471,804	907,432	1,102,839
Income taxes provision	114,364	154,451	269,761	357,293
Non GAAP Net income	$242,155	$317,353	$637,671	$745,546
Non GAAP Net income per share:
Basic	$0.02	$0.03	$0.06	$0.07
Diluted	$0.02	$0.03	$0.05	$0.06
Weighted-average number of shares used in per share computations:
Basic	11,423,212	11,075,192	11,291,199	11,055,192
Diluted	11,849,025	11,742,979	11,915,070	11,580,243